EXHIBIT 10.38

ASSIGNMENT OF CONTINGENT PAYMENTS

This Agreement is made this 20th Day of October 2007 (“Effective Date”), by and between VGX Pharmaceuticals, Inc., a Delaware Corporation (hereinafter referred to as  “VGXP”), VGX Animal Health, Inc., a Delaware corporation  (hereinafter referred to as  “VGXAH”), and Ronald O. Bergan and Mary Alice Bergan(hereinafter collectively  referred to as “BERGANS”).

WHEREAS, under the Asset Purchase Agreement by and among VGX Pharmaceuticals, Inc., Advisys, Inc.,   and  BERGANS, dated February 21, 2007 (hereinafter referred to as the  “Purchase Agreement”),  VGXP promised to the BERGANS, among other things, certain contingent monetary payments under Article II paragraph 2.1 a(vii) in the Purchase Agreement. (hereinafter the above mentioned monetary obligations shall be referred to as “Bergan Payments”); and

WHEREAS, in addition to the licensing of some of VGXP’s technologies, VGXP desires to grant and VGXAH desires to assume the obligations for Bergan Payments; and

WHEREAS, the parties does not desire to disturb Bergan Payments and the right of BERGANS to Bergan Payments;

NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth and intending to be legally bound, the parties hereto agree as follows:

1.             DEFINITIONS:

1.1. FIELD or FIELD OF USE is used interchangeably and means the practice, including the making, using, selling, or offering to sell any product or services, in the field of animal health.  Such practice contemplates application of any product or services to an end user that is an animal that is non-human.  One example of such end use is the treatment of a farm animal with a DNA product for therapeutic purposes.

1.2. GHRH means growth hormone releasing hormone.

1.3. “Bergan Payments” is used herein to mean the contingent payment obligations of VGXP as agreed to in the Purchase Agreement, Article II paragraph 2.1 a(vii), which relates to payments owed and payable to  BERGANS by VGX based on royalty and upfront and milestone payments made by a licensee of VGX that is a Nonrelated Party and VGX.

1.4 “Other Party” or “Nonrelated Party” is used herein interchangeably and means a third party that is not VGX, the BERGANS, or any entity that is wholly owned, majority controlled, or commonly controlled by VGX and/or the BERGANS.

2.             ASSUMPTION OF PAYMENT OBLIGATION.   VGXAH hereby assumes VGXP’s obligations for Bergan Payments that relate to the FIELD OF USE.   VGXAH assumes and agrees to perform and be bound by, all of the terms, covenants and conditions of the Bergan Payments, commencing as of the date of full execution of this Agreement, with the same force and effect as though VGXAH was originally obligated in the Purchase Agreement.

3.             BERGAN PAYMENTS

3.1   METHOD OF CALCULATING BERGAN PAYMENTS.  The terms agreed by VGXP and the BERGANS under the Purchase Agreement shall be applicable as though VGXAH is in the place of VGXP.

3.2.  Payment of Bergan Payments by VGXAH.  The Bergan Payments that relate to the FIELD OF USE shall be directly paid by VGXAH.

3.3.  VGXAH Default.  VGXP agrees to reassume the payment obligations assigned to VGXAH as a result of this Agreement should VGXAH be in default of Bergan Payments.

4.             Notices, payments, statements, reports and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the day after the date sent if sent by public courier (e.g., Federal Express) or by Express Mail, receipt requested, and addressed as follows:

If for VGXP:	VGX Pharmaceuticals
450 Sentry Parkway
Blue Bell, PA 19422.

If for VGXAH:	VGX Animal Health
2700 Research Forest Drive,
The Woodlands, TX 77381

If for Ronald O. Bergen and Mary Alice Bergen:

3300 North 7th Avenue
Fargo, ND 58108

Any party may change its official address upon written notice to the other party.

5.             This Agreement shall be construed and governed in accordance with the laws of the Delaware, without giving effect to conflict of law provisions.  In the event that a party to this Agreement perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties will, as soon as practicable, confer in an attempt to resolve the dispute.  If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the courts located in Delaware with respect to any and all disputes concerning the subject of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this AGREEMENT on the Effective Date.

VGX PHARMACEUTICALS, INC.		VGX ANIMAL HEALTH, INC.

By:	/s/ J. Joseph Kim	By:	/s/ Douglas R. Kern

Name: J. Joseph Kim		Name: Douglas R. Kern

Title: President and CEO		Title: Vice President, Business Development

Date: October 20, 2007		Date: October 20, 2007

RONALD O. BERGAN

By:	/s/ Ronald O . Bergan

Date:	11-9-07

MARY ALICE BERGAN

By:	/s/ Mary Alice Bergan

Date:	11-9-07